NINETEENTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This nineteenth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021 by and between Harbor ETF Trust (“Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of December 1, 2025 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

HARBOR ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Meredyth A. Whitford-Schultz	By:	/s/ Teresa Cowan
	Meredyth A. Whitford-Schultz		Teresa Cowan
	Secretary		President

EXHIBIT A

Harbor Scientific Alpha High-Yield ETF

Harbor Scientific Alpha Income ETF

Harbor Long-Term Growers ETF

Harbor Commodity All-Weather Strategy ETF

Harbor Human Capital Factor Unconstrained ETF

Harbor Dividend Growth Leaders ETF

Harbor International Compounders ETF

Harbor Health Care ETF

Harbor Human Capital Factor U.S. Large Cap ETF

Harbor Human Capital Factor U.S. Small Cap ETF

Harbor Multi-Asset Explorer ETF

Harbor Long-Short Equity ETF

Habor Disciplined Bond ETF

Harbor AlphaEdge Small Cap Earners ETF

Harbor Active Small Cap ETF

Harbor AlphaEdge Large Cap Value ETF

Harbor AlphaEdge Next Generation REITs ETF

Harbor PanAgora Dynamic Large Cap Core ETF

Harbor Osmosis Emerging Markets Resource Efficient ETF

Harbor Osmosis International Resource Efficient ETF

Harbor Transformative Technologies ETF

Harbor Emerging Markets Select ETF

Harbor Mid Cap Value ETF

Harbor SMID Cap Value ETF

Harbor Mid Cap Core ETF

Harbor SMID Cap Core ETF

Harbor International Equity ETF

Harbor Emerging Markets Equity ETF

Harbor Alpha Layering ETF

Harbor Active Small Cap Growth ETF

Harbor AI Inflection Strategy ETF